Exhibit 99.1

Seaport Therapeutics Reports First Quarter 2026 Financial Results and Highlights Recent Corporate and Clinical Progress

New data from Phase 1 trial of GlyphAgoTM build upon previously reported topline data and further demonstrate GlyphAgoTM can achieve therapeutic exposures of agomelatine at doses projected to avoid liver enzyme elevations and reduce or eliminate the need for liver function testing

Enrollment in Phase 2b BUOY-1 trial of GlyphAlloTM is on track with topline data expected in 1H 2027; Seaport dosed first participant in Phase 1 driving simulation trial of GlyphAlloTM, with data expected in 2H 2026

Dr. Sharon Mates, Co-Founder, Chair, and CEO of Intra-Cellular Therapies until its acquisition by Johnson & Johnson for $14.6 billion, was appointed to Board of Directors

Upsized IPO generated $260.0 million in gross proceeds; in addition to $212.6 million on hand as of March 31, 2026, total cash, cash equivalents, and investments expected to fund operations into 2029

BOSTON, June 8, 2026 -- Seaport Therapeutics, Inc., (Nasdaq: SPTX) (“Seaport” or the “Company”), a clinical-stage therapeutics company that is inventing and developing novel neuropsychiatric medicines, today announced financial results for the first quarter of 2026 and highlighted recent corporate and clinical progress.

“The first quarter of 2026 was filled with meaningful progress for Seaport, and we significantly advanced the clinical development of our lead GlyphAlloTM and GlyphAgoTM programs,” said Daphne Zohar, Co-Founder and Chief Executive Officer at Seaport Therapeutics. “We previously reported data from the single-ascending dose and crossover portions of the Phase 1 proof-of-concept trial of GlyphAgoTM, which we believe substantially derisk future clinical development of the program. Today, we announced new multiple-ascending dose data from this trial, which further reinforce the ability of GlyphAgoTM to achieve therapeutic exposures of agomelatine at doses projected to avoid liver enzyme elevations. We continue to progress our potentially registration-enabling Phase 2b BUOY-1 trial of GlyphAlloTM and anticipate topline data from that trial in the first half of next year. With a pipeline of novel programs based on clinically validated mechanisms, an experienced team with a track record of success in neuropsychiatry, and a strong balance sheet bolstered by our recent IPO, we look forward to executing on our mission to transform the treatment of neuropsychiatric disorders and improve patients’ lives.”

Recent Business Updates and Anticipated Milestones

GlyphAlloTM (SPT-300 or Glyph Allopregnanolone) Program for Patients with Major Depressive Disorder (MDD)

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Enrollment on Track in Phase 2b BUOY-1 Trial in MDD. Seaport is actively enrolling patients in BUOY-1, a two-arm, global, randomized, double-blind, placebo-controlled, potentially registration-enabling Phase 2b trial investigating the safety and efficacy of GlyphAlloTM in patients with MDD with or without anxious distress. Topline data from the BUOY-1 trial are expected in the first half of 2027. Given the strength in enrollment and to maximize the likelihood that the BUOY-1 trial could be used to support registration, the Company plans to enroll the full prespecified target sample size of approximately 360 patients and no longer intends to perform a sample size re-estimation (SSRE).

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Dosed First Participant in Phase 1 Driving Simulation Trial. This randomized, double-blind, placebo-controlled Phase 1 trial is designed to evaluate the potential impact of multiple dose levels of GlyphAlloTMon simulated driving performance in healthy volunteers. GlyphAlloTMwill be dosed in the evening, and simulated driving performance will be assessed the following morning, approximately nine hours following GlyphAlloTMadministration, as is typical in driving simulation trials. Topline data from the driving simulation trial are expected in the second half of 2026, in advance of the expected topline readout of the BUOY-1 trial.

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Phase 1 and Phase 2a and Preclinical Data Published in Science Translational Medicine. This publication details the design, optimization, preclinical evaluation, and Phase 1 and 2a clinical development of GlyphAlloTM in healthy volunteers. In Phase 1 and 2a trials, GlyphAlloTM was generally well-tolerated following single- and multiple-ascending oral doses ranging from 70–1000 mg, provided dose-dependent, therapeutically relevant plasma exposures of allopregnanolone, demonstrated pharmacodynamic effects in the brain, and potently blunted the acute physiological stress response on a validated clinical model of anxiety.

GlyphAgoTM (SPT-320 or Glyph Agomelatine) Program for Patients with Generalized Anxiety Disorder (GAD)

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New Data Reported from Multiple-Ascending Dose (MAD) Portion of Phase 1 Proof-of-Concept Trial in Healthy Volunteers
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New data demonstrate that seven-day dosing of GlyphAgoTM achieved therapeutic exposures of agomelatine at doses projected to avoid liver enzyme elevations and reduce or eliminate the need for liver function testing.
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GlyphAgoTM AUC0-24and Cmax increased dose-dependently over the range of doses studied, and agomelatine exposures following GlyphAgoTM administration were consistent with data from the single-ascending dose (SAD) and crossover portions of the trial. There was no unmodified agomelatine arm in the MAD portion.
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Repeat dosing of GlyphAgoTM confirms favorable safety, tolerability, and pharmacokinetics across the Phase 1 program, with no serious or liver-related adverse events observed.
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In April 2026, Seaport reported results from the head-to-head crossover portion of the trial, in which GlyphAgoTMdemonstrated a statistically significant 6.8-fold increase in bioavailability compared to unmodified agomelatine in healthy volunteers, exceeding the program’s two-fold target to mitigate liver exposure. GlyphAgoTMalso showed significantly lower (10-fold) PK variability compared to unmodified agomelatine. The crossover portion included participants who were taking estrogen-containing oral contraceptives that are known to increase agomelatine exposure due to liver drug-drug interaction. In contrast, GlyphAgoTMexposure was unaffected by oral contraceptives, further supporting the ability of GlyphAgoTM to bypass first-pass liver metabolism. GlyphAgoTMdemonstrated a 9.6 to 14.5-fold increase in dose-normalized exposure compared to agomelatine in a separate SAD portion of the trial in which no participants were on oral contraceptives. GlyphAgoTM was well-tolerated across all evaluated doses, and no serious or severe adverse events or liver-related adverse effects were reported.
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Results support dose selection and planned advancement into two parallel Phase 2 trials in patients with GAD.

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Company Expects to Initiate a Phase 2a Proof-of-Pharmacology Trial in the Second Half of 2026. This randomized, double-blind trial of two dose levels of GlyphAgo is designed to demonstrate proof-of-pharmacology by characterizing the potential benefits of GlyphAgoTM on sleep, including objective measures of sleep architecture, in patients with GAD and sleep disturbance. Topline data from this trial are expected in early 2028.

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Company Expects to Initiate a Phase 2b Trial in the First Half of 2027. This randomized, double-blind, placebo-controlled, potentially registration-enabling trial is designed to evaluate the efficacy and safety of GlyphAgoTM in patients with GAD. Topline data from this trial are expected by year-end 2028.

Preclinical and Discovery Programs

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Glyph2BLSDTM (SPT-348 or Glyph 2-bromo-LSD) Program on Track. Seaport is developing Glyph2BLSDTMfor depressive disorders, including treatment-resistant depression, post-traumatic stress disorder, and headache disorders with significant unmet need. Glyph2BLSD is a non-hallucinogenic neuroplastogen designed to harness the pharmacology of a psychedelic without the hallucination, or “trip.” Completion of first-in-human-enabling studies is expected by year-end 2027.

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Seaport and Monash Institute of Pharmaceutical Sciences Awarded Up to $15 Million from ARPA-H. Advanced Research Projects Agency for Health (ARPA-H) award supports the development of GlyphCeleTMor Cele-ProTM, an oral prodrug designed using Seaport’s proprietary GlyphTM platform to address dysfunctional gut lymphatics and local inflammation linked to metabolic disease and pancreatic cancer.

Corporate

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Upsized IPO Raising $260.0M Completed. Seaport closed its upsized initial public offering (IPO) in May 2026, and the Company raised gross proceeds of $260.0 million, before deducting underwriting discounts, commissions, and other offering expenses. The net proceeds from the offering together with the Company’s current cash, cash equivalents and investments are expected to support Seaport’s current operating plans into 2029, which includes multiple anticipated topline data readouts, including the Phase 2b BUOY-1 trial of GlyphAlloTM in patients with MDD, the Phase 2a trial of GlyphAgoTMin patients with GAD and sleep disturbance, and the Phase 2b trial of GlyphAgoTMin patients with GAD.

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Sharon Mates, Ph.D. Appointed to Board of Directors. Dr. Mates served as Co-Founder, Chairman, and Chief Executive Officer of Intra-Cellular Therapies, Inc., which she co-founded in 2002, until its acquisition by Johnson & Johnson (J&J) for $14.6 billion in 2025. Under Dr. Mates’ leadership, Intra-Cellular Therapies developed medicines for mental health disorders including bipolar disorder, depression, and schizophrenia, and received U.S. Food and Drug Administration (FDA) approval for its novel antipsychotic CAPLYTA®, which generated greater than $1.5 billion in sales prior to the company’s acquisition by J&J, and continued its commercial growth thereafter driven by expanded market reach and additional FDA approvals.. In connection with Seaport’s IPO, Robert Nelson, Eric Elenko, Ph.D., and Robert Lyne transitioned off of the Company’s Board of Directors.

First Quarter 2026 Financial Results

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Cash Position: Cash, cash equivalents, and investments totaled $212.6 million as of March 31, 2026. Subsequent to March 31, 2026, Seaport completed its IPO, in which the Company raised gross proceeds of an additional $260.0 million, before deducting underwriting discounts, commissions, and other offering expenses. Seaport expects its current cash, cash equivalents, and investments to support its current operating plans into 2029.

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R&D Expenses: Research and development (R&D) expenses were $21.4 million for the quarter ended March 31, 2026 as compared with $10.5 million for the quarter ended March 31, 2025. The increase in R&D expenses of $10.9 million was primarily due to increases in clinical development expenses of GlyphAlloTMand GlyphAgoTM as they advanced into later stage development, and related personnel costs to support the Company’s R&D operations.

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G&A Expenses: General and administrative (G&A) expenses were $6.1 million for the quarter ended March 31, 2026 as compared with $5.7 million for the quarter ended March 31, 2025. The increase in G&A expenses of $0.5 million was primarily due to increased personnel costs and was partially offset by reduced professional fees, as compared to the same period in the prior year.

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Net Loss: Net loss was $25.4 million for the first quarter of 2026, as compared to a net loss of $13.1 million for the first quarter of 2025.

About Seaport Therapeutics

Seaport Therapeutics (Nasdaq: SPTX) is a clinical-stage therapeutics company focused on inventing and developing new medicines for patients with depression, anxiety, and other debilitating neuropsychiatric disorders. Through its differentiated approach, the Company identifies clinically validated mechanisms with established efficacy and safety which had historically been limited by high first-pass metabolism, low bioavailability, and/or side effects. Seaport applies its proprietary GlyphTMplatform to overcome those limitations and invent innovative oral therapies. With an experienced team of industry leaders, Seaport has a proven track record in neuropsychiatry drug discovery and development and delivering successful business outcomes. Seaport aims to develop novel, leading treatment options that will make a significant impact for patients and their families. For more information, please visit www.seaporttx.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, but are not limited to, express or implied statements regarding our product candidates, including the ongoing Phase 2b trial of GlyphAllo, enrollment status and anticipated timing of topline data in the first half of 2027, the Phase 1 driving simulation trial for GlyphAllo in healthy volunteers and timing of results in the second half of 2026, the ongoing Phase 1 trial of GlyphAgo, results related thereto, and anticipated Phase 2a proof-of-pharmacology and Phase 2b trials and related data in 2028, preclinical and clinical development activities and timelines, including preclinical and first-in-human-enabling activities for Glyph2BLSD (SPT-348), and our expectations regarding uses of capital, expenses and financial results, including the expected cash runway and financial performance.

Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect Seaport Therapeutics’ business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to the Company’s research and development activities; risks that interim results are not predictive of final results in a clinical trial, Seaport Therapeutics’ ability to execute on its strategy including obtaining the requisite regulatory approvals on the expected timeline, if at all; uncertainties relating to preclinical and clinical development activities; the Company’s dependence on third parties to conduct clinical trials, manufacture its product candidates and develop and commercialize its product candidates, if approved; Seaport Therapeutics’ ability to attract, integrate and retain key personnel; risks related to the Company’s financial condition and need for substantial additional funds in order to complete development activities and commercialize a product candidate, if approved; risks related to regulatory developments and approval processes of the U.S. Food and Drug Administration and comparable foreign regulatory authorities; risks related to establishing and maintaining Seaport Therapeutics’ intellectual property protections; and risks related to the competitive landscape for Seaport Therapeutics’ product candidates; as well as other risks described in “Risk Factors,” in Seaport Therapeutics’ Registration Statement on Form S-1 filed with the Securities and Exchange Commission (SEC), as well as subsequent filings with the SEC. Seaport Therapeutics expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law, and claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Seaport uses and intends to continue to use its Investor Relations website as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the Company’s Investor Relations website, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations, and webcasts.

Seaport Therapeutics, Inc.
Consolidated Statements of Operations and Comprehensive Loss (unaudited)
(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development (including stock-based compensation expense of $0.9 million and $0.5 million for three months ended March 31, 2026 and 2025, respectively)	$21,431	$10,534
General and administrative (including stock-based compensation expense of $1.7 million and $1.1 million for the three months ended March 31, 2026 and 2025, respectively)	6,112	5,651
Total operating expenses	27,543	16,185
Loss from operations	(27,543)	(16,185)
Total other income, net	2,654	3,091
Loss before income taxes	(24,889)	(13,094)
Income tax provision	519	31
Net loss	$(25,408)	$(13,125)
Net loss per share, basic and diluted	$(10.34)	$(5.65)
Weighted-average common shares outstanding, basic and diluted	2,456,766	2,323,724

Seaport Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands) (Unaudited)

	March 31,	December 31,
	2026	2025
Cash, cash equivalents and investments	$212,642	$233,653
Working capital	$174,118	$210,448
Total assets	$227,673	$249,009
Total stockholders' deficit	$(115,621)	$(92,545)

The above balance sheet data do not reflect the Company’s upsized initial public offering (IPO) in May 2026. In the IPO, the Company raised gross proceeds of $260.0 million, before deducting underwriting discounts, commissions, and other offering expenses.

Seaport Therapeutics
Media Contact:
Shannon Costello
Vice President, Communications
publicrelations@seaporttx.com

Investor Contact:
Adam Bero, Ph.D.
Head of Investor Relations
ir@seaporttx.com